Exhibit 10.1

STOCK CONSIDERATION AGREEMENT

This Stock Consideration Agreement (this “Agreement”) is dated as of July 11, 2011, and is between Electronic Arts Inc., a Delaware corporation (“Parent”), and [                    ] (“Shareholder”).

RECITALS

A. Concurrently with the execution of this Agreement, Parent, Plumpjack Acquisition Corporation, a Washington corporation and a wholly owned subsidiary of Parent, PopCap Games, Inc., a Washington corporation (the “Company”), and with respect to Articles VII, VIII and IX only, the Shareholder Representative (as defined in the Merger Agreement), the Earnout Representative (as defined in the Merger Agreement) and the Escrow Agent (as defined in the Merger Agreement) are entering into an Agreement and Plan of Merger (the “Merger Agreement”). All terms used herein and not defined herein shall have the meaning ascribed thereto in the Merger Agreement.

B. Pursuant to the Merger Agreement, at the Effective Time, all of the issued and outstanding capital stock of the Company shall, except as provided in this Agreement, be converted into the right to receive an amount in cash upon the terms set forth therein.

C. As a material inducement for Parent to enter into the Merger Agreement and consummate the Merger, Shareholder has agreed to enter into and agree to the terms set forth herein.

NOW, THEREFORE, on the premises and mutual covenants and agreements hereinafter set forth herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent and Shareholder, intending to be legally bound, hereby agree as follows:

SECTION 1

SHAREHOLDER CONSIDERATION SHARES

1.1 Substitution of a Portion of Cash Merger Consideration. Shareholder acknowledges and agrees that a portion of the aggregate Per Share Closing Cash Consideration and of the aggregate Per Share Closing Option Consideration otherwise payable to Shareholder pursuant to Sections 1.6(b)(ii)(i) and 1.6(c)(i)(i) of the Merger Agreement (such combined aggregate amount, the “Shareholder Closing Consideration Amount”) will not paid in cash in accordance with the Merger Agreement but will be substituted, replaced and settled by the issuance of shares of common stock of Parent, par value $0.01 per share (“Parent Common Stock”), in accordance with the terms of this Agreement.

1.2 Closing Cash Payment and Issuance of Consideration Shares. Notwithstanding any provision of the Merger Agreement to the contrary, as of the Effective Time, Shareholder shall be entitled to receive upon surrender of the certificate(s) representing the shares of Company Common Stock owned by Shareholder (the “Owned Company Stock”) in the manner provided in Section 1.9 of the Merger Agreement (i) a cash payment in an amount equal to seventy-five percent (75%) of the Shareholder Closing Consideration Amount (the “Shareholder Closing Cash”) and (ii) a number of shares of Parent Common Stock, rounded down to the nearest whole share (the “Shareholder Consideration Shares”), equal to (a) the difference between the Shareholder Closing Consideration Amount and the Shareholder Closing Cash divided by (b) the Parent Average Trading Price. For purposes of this Agreement, the “Parent Average Trading Price” shall mean the simple average of the per share closing price of the Parent Common Stock on the NASDAQ Global Select Market on each trading day between the day that is one day before the date of this Agreement and the day that is two days before the Closing Date, inclusive.

1.3 Other Merger Consideration. All consideration payable to Shareholder pursuant to the Merger Agreement other than the Per Share Closing Cash Consideration and the Per Share Closing Option Consideration shall be as set forth in the Merger Agreement, subject to the terms and conditions thereof.

1.4 Deliveries. Following the Effective Time and upon Shareholder’s surrender of the certificate(s) representing the Owned Company Stock in the manner provided in Section 1.9 of the Merger Agreement, Parent or its agent will deliver to Shareholder the Shareholder Closing Cash and (ii) a certificate registered in Shareholder’s name representing the number of Shareholder Consideration Shares payable to the Shareholder pursuant to Section 1.2 hereof.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to Shareholder as follows:

2.1 Organization and Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has the requisite power and authority to execute and deliver this Agreement, to issue and sell the Shareholder Consideration Shares and to perform its obligations pursuant to this Agreement.

2.2 Valid Issuance. The Shareholder Consideration Shares are duly authorized and, when issued and delivered and in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by Parent.

2.3 Authorization. Assuming satisfaction or waiver of all conditions to Closing set forth in the Merger Agreement, no further corporate action on the part of Parent and its directors and officers is necessary for the authorization, execution and delivery of this Agreement by Parent, the authorization, sale, issuance and delivery of the Shareholder Consideration Shares and the performance of all of Parent’s obligations under this Agreement has been taken or will be taken prior to Closing. This Agreement, when executed and delivered by Parent, shall constitute a valid and binding obligation of Parent, enforceable in accordance with its terms, subject to (i) Legal Requirements of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general, and (ii) rules of law governing specific performance, injunctive relief, other equitable remedies and other general principles of equity.

2.4 Parent SEC Reports; Financial Statements. Parent has filed or furnished, as applicable, all forms, reports, schedules, statements, certificates and documents with the SEC that have been required to be filed or furnished, as applicable, by it under applicable Legal Requirements since June 30, 2008 (all such forms, reports, schedules, statements, certificates and documents, together with all exhibits thereto, the “Parent SEC Reports”). Each Parent SEC Report complied, or will comply, as the case may be, as of its filing date, in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and the rules and regulations of the SEC thereunder, as the case may be, each as in effect on the date such Parent SEC Report was, or will be, filed. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Parent SEC Report did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Reports as of the filing date for the Parent SEC Reports in which they were contained (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing) (a) complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of the applicable filing (b) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and (c) fairly present in all material respects the financial position of Parent and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.5 Governmental Consent. Assuming satisfaction or waiver of all conditions to Closing set forth in the Merger Agreement, no additional consent, approval or authorization of or designation, declaration or filing with any Governmental Entity on the part of Parent is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shareholder Consideration Shares or the consummation of any other transaction contemplated by this Agreement, except (i) the filing of such notices as may be required under the Securities Act and (ii) such filings as may be required under applicable state and, if applicable, Province of British Columbia securities laws (the “Required Approvals”). If Shareholder is a resident of British Columbia and if (i) British Columbia Instrument 72-502 Trades in Securities of U.S. Registered Issuers (“BCI 72-502”) has been repealed, or materially amended, and not replaced with a materially equivalent prospectus exemption on or prior to the time Shareholder wishes to conduct a first trade of any of the Shareholder Consideration Shares, and (ii) through no action or fault of Shareholder, the prospectus exemption contained in BCI 72-502 is not available and no other British Columbia prospectus exemption may be relied upon by Shareholder to conduct a first trade of any of the Shareholder Consideration Shares, Parent will co-operate with Shareholder and assist Shareholder (at no cost to Shareholder) with any filing or application to the British Columbia Securities Commission to facilitate such first trade, including providing such necessary information with respect to Parent as may be within the control of Parent and as may be reasonably required to support such filing or application.

2.6 No Conflicts. The execution, delivery and performance of this Agreement by Parent, the issuance and sale of the Shareholder Consideration Shares and the consummation by Parent of the other transactions contemplated hereby do not and will not (i) conflict with or violate any provision of Parent’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Entity (including federal and state securities laws and regulations), or by which any property or asset of Parent or a Subsidiary is bound or affected; except in the case of clause (ii), such as could not reasonably be expected to have a material adverse effect on Parent.

2.7 No Material Changes. Since March 31, 2011, except as specifically disclosed in the Parent SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to have a material adverse effect on Parent and (ii) Parent has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock other than in accordance with disclosed stock buyback programs.

2.8 No Litigation. Except as may be disclosed in the Parent SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Parent, threatened against or affecting Parent, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shareholder Consideration Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to have a material adverse effect on Parent.

2.9 Intellectual Property. Parent or its subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the Parent SEC Reports and which the failure to so have could reasonably be expected to have a material adverse effect on Parent (collectively, the “Intellectual Property Rights”).

2.10 Private Placement. Assuming the accuracy of Shareholder’s representations and warranties set forth in Section 3 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shareholder Consideration Shares by Parent to Shareholder as contemplated hereby and, if applicable, the issuance of such Shareholder Consideration Shares is exempt from the prospectus requirements under applicable securities laws of the Province of British Columbia.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder hereby represents and warrants to Parent as follows:

3.1 No Registration. Shareholder understands that the Shareholder Consideration Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Shareholder’s representations set forth in this Section 3. If Shareholder is a resident of the Province of British Columbia, Shareholder further understands that the Shareholder Consideration Shares are being issued pursuant to an exemption from the prospectus requirements of the securities laws of the Province of British Columbia.

3.2 Investment Intent. Shareholder is acquiring the Shareholder Consideration Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and Shareholder has no present intention of distributing any of such securities in violation of the Securities Act or any applicable state securities law and has no contract, undertaking, agreement or arrangement with any person regarding the distribution of such securities in violation of the Securities Act or any applicable state securities law.

3.3 Investment Experience. Shareholder has such knowledge and experience in financial and business matters so that Shareholder is capable of evaluating the merits and risks of its investment in Parent, is able to bear the economic risk of Shareholder’s investment and, at the present time, is able to afford a complete loss of such investment.

3.4 Accredited Investor. Shareholder is, as of the date hereof, an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act and, if Shareholder is a resident of the Province of British Columbia, meets the criteria set forth in section (t) of the definition of “accredited investor” as contained in section 1.1 of National Instrument 45-106 Prospectus and Registration Exemptions.

3.5 Residency. Shareholder is currently a resident of the [State of Washington] [Province of British Columbia, Canada].

3.6 Shareholder Information. The Shareholder address and social security number or taxpayer identification number set forth on the signature page hereto is accurate and complete.

3.7 Restricted Stock. Shareholder acknowledges that the Shareholder Consideration Shares constitute “restricted stock” and may only be sold pursuant to registration under the Securities Act or an exemption from the registration requirements of the Securities Act. If Shareholder is a resident of the Province of British Columbia, Shareholder also acknowledges that the Shareholder Consideration Shares will be subject to a hold period in British Columbia of four months from the Closing Date and that the first trade of the Shareholder Consideration Shares will be subject to other conditions set forth in BCI 72-502, and the Shareholder agrees to comply with all British Columbia securities laws concerning the resale restrictions applicable to the Shareholder Consideration Shares.

3.8 Authorization.

(a) Shareholder has all requisite power and authority to execute and deliver this Agreement, to accept the Shareholder Consideration Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of Shareholder necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of Shareholder’s obligations under this Agreement, has been taken or will be taken prior to the Closing.

(b) This Agreement, when executed and delivered by Shareholder, will constitute a valid and legally binding obligation of Shareholder, enforceable in accordance with its terms, subject to (i) Legal Requirements of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general, and (ii) rules of law governing specific performance, injunctive relief, other equitable remedies and other general principles of equity.

(c) No consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Entity or third person is required to be obtained by Shareholder in connection with the execution and delivery of this Agreement by Shareholder or the performance of Shareholder’s obligations hereunder.

3.9 Tax Advisors. With respect to the U.S. federal, state, local and foreign tax consequences of this arrangement and the transactions contemplated by this Agreement, Shareholder has not relied on any statements or representations made by Parent, the Company or any of their respective agents, written or oral. Shareholder understands that it (and not Parent, the Company or the Surviving Corporation) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.10 Legends. Shareholder agrees that the certificate evidencing the Shareholder Consideration Shares, or any other securities issued in respect of the Shareholder Consideration Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, so long as is required by Section 4.1 hereof, shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM SUCH REGISTRATION UNDER SAID ACT.”

SECTION 4

OTHER AGREEMENTS

4.1 Legend Removal. Certificates evidencing the Shareholder Consideration Shares shall not contain the legend set forth in Section 3.10 hereof (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) if such Shareholder Consideration Shares are eligible for sale without restriction under Rule 144 of the rules and regulations of the SEC, as amended, promulgated pursuant to the Securities Act (“Rule 144”), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). Parent agrees that at such time as such legend is no longer required under this Section 4.1, it will, as soon as reasonably practicable following the delivery by Shareholder to Parent or Parent’s transfer agent of a certificate representing Shareholder Consideration Shares, as the case may be, issued with a restrictive legend, accompanied by detailed written instructions and, to the extent reasonably requested, an opinion of counsel that such legends may be removed, deliver or cause to be delivered to Parent’s transfer agent instructions instructing the transfer agent to deliver a certificate representing such shares that is free from such restrictive legends.

4.2 Reporting Requirements. With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Shareholder Consideration Shares to the public without registration, Parent agrees to use its commercially reasonable efforts to (i) make and keep public information available, as those terms are understood and defined in Rule 144 and (ii) file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act.

SECTION 5

MISCELLANEOUS

5.1 Termination and Amendment. In the event the Merger is not consummated and the Merger Agreement is terminated, this Agreement shall terminate and be of no further force or effect. This Agreement may not be amended except by written instrument referencing this Agreement and executed by the parties hereto.

5.2 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement will be made and given in compliance with the provisions of Section 9.1 of the Merger Agreement and (i) if to Parent, to the addresses set forth in Section 9.1 of the Merger Agreement and (ii) if to Shareholder, to the address set forth on the signature page hereto.

5.3 Governing Law; Exclusive Jurisdiction. All provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Chancery Court and any appellate court therefrom in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process; provided, however, that if (a) the Delaware Chancery Court does not accept jurisdiction, then the matter shall be exclusively settled by arbitration (x) before the Delaware Chancery Court, under the rules set forth by the Delaware Chancery Court, in the event that the amount in dispute is in excess of $1.0 million or (y) before Judicial Arbitration and Mediation Services in the event that the amount in dispute is less than $1.0 million. In the event that a dispute is to be settled by arbitration pursuant to the foregoing, either Parent or the Shareholder may demand arbitration of the matter. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Subject to the arbitration provisions of this Section 4.3, each party agrees not to commence any legal proceedings related hereto except in such courts.

5.4 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive the closing of the transactions contemplated hereby for one year from the Closing Date; provided, however, that Parent’s obligations under Section 4 shall survive until such time as Shareholder no longer beneficially owns any Shareholder Consideration Shares.

5.5 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without prior written consent of the other party hereto; provided, however, that this Agreement and all of Parent’s rights and interests hereunder may be assigned without such consent by Parent to any successor to Parent by merger or other business combination.

5.6 Entire Agreement. This Agreement and the Merger Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

5.7 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

5.8 Replacement of Securities. If any certificate or instrument evidencing any Shareholder Consideration Shares is mutilated, lost, stolen or destroyed, Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Parent of such loss, theft or destruction and customary and reasonable indemnity and/or bond, if requested.

5.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(Signature Page Follows)

The parties are signing this Stock Consideration Agreement as of the date first set forth above.

ELECTRONIC ARTS INC.
a Delaware corporation

By:

Name:

Title:

(Signature page to the Stock Consideration Agreement)

The parties are signing this Stock Consideration Agreement as of the date first set forth above.

SHAREHOLDER

(Print Shareholder Name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

(Shareholder Address)

(Shareholder Social Security Number or
Taxpayer Identification Number)

(Signature page to the Stock Consideration Agreement)